Exhibit 99.1
DEPARTMENT OF HEALTH & HUMAN SERVICES	Office of the Secretary

Office of Public Health Emergency Preparedness Office of Public Health Emergency Medical Countermeasures Washington, D.C. 20201

RETURN RECEIPT REQUESTED December 19, 2006 Jim Panek, Executive Vice President Anthrax Project Director VaxGen, Inc. 1000 Marina Boulevard, suite 200 Brisbane, CA 94005

Subject:	Termination Letter – Contract No. HHS01002005000001C (11/4/04) “Acquisition of rPA Anthrax Vaccine for the Strategic National Stockpile”

Dear Mr.Panek,

Since Vaxgen failed to successfully cure the condition endangering performance and failed to perform contract milestone # 6 (initiate Next Clinical Trial) under contract number HHS0100200500001C within the time required by its terms (December 18, 2006), the government is terminating this contract for default.

Vaxgen’s right to proceed further under the contract is terminated. The supplies terminated may be purchased against Vaxgen’s account, and Faxgen will be held liable for any excess costs.

The government reservices all rights and remedies provides by law or under the contract, in addition to charging excess costs. This letter constitutes a decision that Vaxgen’s failure to perform is not excusable, that Vaxgen is in default as specified above, and Faxgen has the right to appeal under the Disputes clause.

Sincerely, Brian K. Goodger Contracting Officer HHS/OS/OPHEP/OPHEMC Cc: Dr. Mike Balady, P.O. Mr. David Beck, C.C.O